UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2009

BURGER KING HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32875	75-3095469
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5505 Blue Lagoon Drive

Miami, Florida

(Address of Principal Executive Offices)

33126

(Zip Code)

(305) 378-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 15, 2009, Burger King Holdings, Inc. (the “Company”) announced the appointment of Mr. Kevin Higgins as President of its Europe, Middle East & Africa (EMEA) region, effective August 17, 2009. Mr. Higgins succeeds Mr. Peter Robinson who has served as President of the Company’s EMEA region since October 1, 2006 and is leaving the Company in October 2009 after completion of his three year commitment to the Company.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On July 15, 2009, the Company revised the Code of Business Ethics and Conduct (the “Code of Conduct”) posted on its website at http://investor.bk.com/phoenix.zhtml?c=87140&p=irol-govhighlights. The Company also posted its new Code of Conduct on the website. The Code of Conduct was revised (i) to remove references to the Company’s prior business strategy and incorporate the Company’s current business strategy; (ii) to address Company investigations, specifically that employees must cooperate with any internal investigation or inquiry undertaken by the Company; and (iii) for overall style and clarity. The Code of Conduct applies to all employees of the Company, including the Company’s principal executive officer, principal financial officer, principal accounting officer and all other executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURGER KING HOLDINGS, INC.

By:	/s/ Anne Chwat
Anne Chwat
General Counsel and Secretary

Date: July 21, 2009

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